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                                                                    Exhibit 23.6


            CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


          We hereby consent to the use of our opinion letter dated June 5, 1998 to the Board of Directors of Waste Management, Inc, included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration on Form S-4 relating to the proposed merger of Dome Merger Subsidiary, Inc., a wholly owned subsidiary of USA Waste Services, Inc. with and into Waste Management, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED



June 5, 1998